                                                                   EXHIBIT 10.01



                              STANDSTILL AGREEMENT

         THIS STANDSTILL AGREEMENT ("Agreement"), dated the 15th day of August 2002, is made by and between Comshare, Incorporated, a Michigan corporation ("Comshare"), on the one hand, and Codec Systems Limited ("Codec") and Anthony Stafford ("Stafford"), on the other.

         WHEREAS, Comshare, Codec and Stafford have agreed that it is in their mutual interests to enter into this Agreement as hereinafter described.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, and agreements contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually agree as follows:

         1. Representations and Warranties of Codec. Codec hereby represents and warrants to Comshare as of the date hereof as follows:

                  a. Codec has beneficial ownership of 1,441,882 shares of common stock of Comshare (the "Disclosed Shares"), has beneficial ownership of no other shares of Comshare common stock and has full and complete authority to enter into this Agreement and to bind the entire number of shares of the common stock of Comshare which it holds, or may hold, including any shares purchased in the future, to the terms of this Agreement. This Agreement constitutes a valid and binding agreement of Codec. To Codec's knowledge, no "affiliate" or "associate," as such terms are defined in the Rules of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of Codec beneficially owns any shares or rights to acquire shares of common stock of Comshare, except that Stafford may be deemed to beneficially own the shares held by Codec. Codec has full power and authority to enter into and perform its obligations under this Agreement, and the execution, delivery and performance of this Agreement by Codec has been duly authorized by all necessary corporate proceedings. This Agreement constitutes a valid and binding obligation of Codec and the performance of its terms does not constitute a violation of Codec's charter documents or a default under any instrument, judgment, order, writ, decree or contract to which Code is a party.

                  b. There are no arrangements, agreements or understandings between Codec and Comshare other than as set forth in this Agreement.

                  c. There are no arrangements, agreements or understandings between Codec and any other person regarding Comshare or its common stock, other than those relating to Codec's distributorship relationship with Comshare.

         2. Representations and Warranties of Comshare. Comshare hereby represents and warrants to Codec as of the date hereof as follows:

                  a. Comshare has full power and authority to enter into and perform its obligations under this Agreement, and the execution, delivery and performance of this Agreement by Comshare has been duly authorized by the Board of Directors of Comshare and requires no further Board of Directors or stockholder action. The Board of

         Directors of Comshare may be referred to hereinafter as the "Board." This Agreement constitutes a valid and binding obligation of Comshare and the performance of its terms does not constitute a violation of its articles of incorporation or by-laws or a default under any instrument, judgment, order, writ, decree or contract to which Comshare is a party.

                  b. There are no arrangements, agreements or understandings between Codec and Comshare other than as set forth in this Agreement, other than those relating to Codec's distributorship relationship with Comshare.

         3. Representations and Warranties of Stafford. Stafford hereby represents and warrants to Comshare as of the date hereof as follows:

                  a. Stafford is not the subject of any order, judgment, writ or decree which prohibits him from serving as an officer or director of Comshare or any company that has a class of securities registered pursuant to Section 12 of the Exchange Act. Except as set forth in
         Section 1(a) above, neither Stafford, nor, to his knowledge, any affiliate, associate or immediate family (as defined in Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission ("SEC")) of Stafford, other than Codec, beneficially owns any shares or rights to acquire shares of Comshare common stock.

                  b. No event has occurred with respect to Stafford that would require disclosure in a Comshare report or other document filed on the date hereof pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, pursuant to Item 401(f) or Item 404 of Regulation S-K other than those relating to Codec's distributorship relationship with Comshare.

         4. Directorships. Comshare agrees that upon the execution of the Agreement, the Comshare Board will elect Stafford to the Board, and will recommend that shareholders vote for the election of Stafford to the Board of Directors at Comshare's 2002 and 2003 Annual Meetings of Shareholders. In addition, the Board will elect one additional person, determined as set forth below, (the "Independent Director") to the Board, and will recommend that shareholders vote for the election of the Independent Director to the Board at Comshare's 2002 and 2003 Annual Meetings of Shareholders, subject to a separate agreement between Comshare, Codec and the Independent Director in which the Independent Director makes representations as to himself similar in form to those set forth in Section 3 and agrees to be bound by this Agreement to the same extent as Stafford.

                  a. Comshare and its Board agree to nominate and support Stafford and the Independent Director for re-election to the Board of Comshare, as long as this Agreement is in effect and has not been terminated.

                  b. Stafford and the Independent Director will be entitled to receive the identical compensation and benefits being paid to the other non-employee directors of Comshare, including the reimbursement of out-of-pocket expenses incurred in attending Board and committee meetings in accordance with Company policies regarding the same.

                  c. Codec shall not provide, and Stafford and the Independent Director shall not accept, any incentive or compensation that would influence them to recommend or support any significant initiative affecting Comshare and its stockholders.

                  d. The procedure for the selection of the Independent Director shall be as follows: Codec will propose an individual who is qualified to serve pursuant to the standards set forth in Section 3(a) above and who is not an officer, director, former officer or director, affiliate or associate of Codec or Comshare. If the Board determines that individual proposed by Codec is acceptable to the Board, then such individual shall be elected to the Board as the Independent Director. If the Board reasonably determines that the individual proposed by Codec is not acceptable (the reason for which may include, but are not limited to, his failure to satisfy the qualifications set forth in the first sentence of this Section 4(d)), then Codec shall propose additional candidates to the Board until an acceptable Independent Director candidate is approved by the Board. The Board will not unreasonably withhold its acceptance of an individual proposed by Codec. If the Independent Director resigns from the Board, or if he dies or becomes disabled, Comshare and Codec shall replace the Independent Director with a qualified individual to serve the remainder of the Independent Director's term or terms pursuant to paragraph 4(a) of this Agreement, using the procedures set forth above in this subsection (d) for the initial election of an Independent Director, (the "Replacement Director"). The Replacement Director will have all of the rights, benefits and obligations of this Agreement. As a condition to the Replacement Director being appointed to the Board, he shall agree to make representations as to himself similar in form to those set forth in Section 3 and agree to be bound by this Agreement to the same extent as the Independent Director. References to the Independent Director in this Agreement shall refer to the Replacement Director once he is elected as a member of the Board.

                  e. Stafford shall serve on the Nominating Committee and the Independent Director shall serve on the Compensation Committee, if eligible to do so under applicable rules of the SEC and The Nasdaq Stock Market. At the first meeting of the Board following the 2002 Annual Meeting of Shareholders, the Board will appoint Stafford as Chairman of the Nominating Committee.

                  f. During the term of the Agreement, beginning immediately after the 2002 Annual Meeting of Shareholders, the number of Board members shall not exceed eight members, provided that the Board may increase the maximum number of Board members by one to accommodate an additional member to serve on the Audit Committee who constitutes an independent financial expert (as those terms are defined by the SEC and the Nasdaq Stock Market) in order to satisfy SEC and The Nasdaq Stock Market requirements, including avoiding disclosure that the Audit Committee does not have a financial expert as a member.

         5. Codec's Prohibited Conduct. During the term of this Agreement, Codec, Stafford and the Independent Director shall not, and Codec shall use its reasonable best efforts to cause its officers, directors, managing personnel, affiliates and associates to not, and Stafford and the Independent Director shall use their respective reasonable best efforts to cause their immediate family to not, directly or indirectly, without the prior written consent of
Comshare:

                  a. solicit (as such term is used in the proxy rules of the Securities and Exchange Commission) proxies or consents, or participate in any manner in the solicitation of proxies or consents, from Comshare's stockholders to elect persons to the Board, to approve shareholder proposals, or in opposition to a proposal recommended by the Board,

                  b. make any public statement critical of Comshare, its directors, officers or management or requesting changes in the officers, directors or management of Comshare,

                  c. issue any press release or other publicity concerning Comshare, its directors, officers or management,

                  d. initiate any litigation against Comshare or any of its directors or officers, or derivatively on behalf of Comshare, except to enforce the terms of this Agreement or any other contractual arrangement between Comshare and them,

                  e. make or be the proponent of any shareholder proposal, whether pursuant to Rule 14a-8 of the Exchange Act or otherwise,

                  f. except, in any case, by way of stock dividends, splits, recapitalizations, or other distributions or offerings made available to holders of Comshare common stock generally, or shares of Comshare common stock acquired in their capacity as directors of Comshare through a director compensation plan offered by Comshare to its directors, prior to April 1, 2003, acquire, offer or propose to acquire, or agree to acquire, beneficial ownership of any additional shares of Comshare common stock, or hold beneficial ownership of Comshare common stock, in each case, other than the Disclosed Shares, which may be transferred among the parties referred to as "Codec" in this Agreement and Stafford without regard to this paragraph f. The term "beneficial ownership" shall have the meaning ascribed thereto under Section 13(d) of the Exchange Act,

                  g. make any public announcement with respect to any proposal or offer involving, or propose to enter into, or assist or encourage any other person with respect to, directly or indirectly, any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets, sale or purchase of securities, dissolution, liquidation, restructuring, recapitalization or similar transactions of or involving Comshare; provided, that the foregoing shall not prohibit Stafford or the Independent Director from making such a proposal to the Board in his capacity as a director of Comshare in accordance with his fiduciary duties at a meeting of the Board,

                  h. form, join or in any way participate in any "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to Comshare common stock (except to the extent that Codec, Stafford and the Independent Director may be deemed to constitute a group),

                  i. deposit any Comshare common stock in any voting trust or subject any Comshare common stock to any arrangement or agreement with respect to the voting of any Comshare common stock (except pursuant to this Agreement),

                  j. execute any written consent as a shareholder with respect to Comshare or its common stock, except as specifically permitted as set forth herein,

                  k. otherwise act, alone or in concert with others, to control or seek to control or influence or seek to influence the stockholders, management, the Board or policies of Comshare, or make or seek to make changes in the officers, directors, or management of Comshare, other than through non-public communications with the directors of Comshare; provided, that nothing herein shall limit Stafford or the Independent Director from acting in his capacity as a director of Comshare in accordance with his fiduciary duties at any meeting of the Board, including the ability to discuss and vote upon the items in clause (g) above,

                  l. seek, alone or in concert with others, (i) to call a meeting of shareholders, (ii) representation on the Board or its subsidiaries, except as set forth herein, or (iii), except in his capacity as a director of Comshare in accordance with his fiduciary duties at a meeting of the Board or the Nominating Committee of the Board, the removal of any member of the Board,

                  m. grant a proxy to any one or any group, alone or in concert with others, except to vote as recommended by the Board,

                  n. make any publicly disclosed proposal regarding any prohibited conduct set forth in this Agreement,

                  o. publicly make any request to amend, waive or terminate any provision of this Agreement,

                  p. act alone or in concert with, or assist others, including providing funds, services or facilities to aid, anyone to take any of the prohibited actions specified in this Section 5, or

                  q. take or cause others to take any action inconsistent with any of the foregoing.

         6. Voting at Meetings of Stockholders. At all meetings of stockholders of Comshare, Codec, Stafford and the Independent Director shall vote, and shall use their reasonable best efforts to cause their officers, directors, managing personnel, affiliates, associates and immediate family to vote, all of the shares of Comshare common stock beneficially owned by them for each of Comshare's nominees for election to the Board and, in other matters, in accordance with the recommendation of the Board, or, if so directed by the Board, pro rata with all other shareholders.

         7. Dispositions. Codec, Stafford and the Independent Director agree that, during the term of this Agreement, or, if earlier, until March 31, 2003, any disposition, directly or indirectly, of shares of common stock of Comshare by them and their officers, directors, managing personnel, affiliates, associates and immediate family (collectively, "Codec Members"), will be made in open market transactions in accordance with Rule 144 of the Securities Act, whether or not they are required to comply with such rule, other than dispositions

(i) to each other (other than their associates), provided, that as a condition to any transfer to other Codec Members during the term of this Agreement, including periods after March 31, 2003, they shall agree to be bound by this Agreement to the same extent as Codec and Stafford, (ii) to a bona fide financial institution as a result of any pledge or hypothecation of the Disclosed Shares to secure a loan from such bona fide financial institution or the foreclosure of any lien or encumbrance which may be placed upon any Disclosed Shares by such financial institution in connection with such loan, or
(iii) in response to a tender or exchange offer by Comshare or a third party which the Board of Directors shall have recommended to the stockholders of Comshare that they accept pursuant to applicable SEC rules. Prior to the disposition of the any of the Disclosed Shares, other than pursuant to clause
(i), (ii) or (iii) above, Codec and Stafford shall offer Comshare a right of first refusal as provided in Section 8 of this Agreement. Codec, Stafford and the Independent Director further agree that they, and their officers, directors, managing personnel, affiliates, associates and immediate family, will not transfer or dispose, directly or indirectly, of any shares of Comshare common stock if, as a result of such disposition or transfer, to their knowledge, the person making such acquisition will beneficially own, together with its affiliates and associates and any member of a "group" (within the meaning of the Exchange Act) in which such acquiror is a party, immediately following such acquisition 5% or more of the Comshare common stock then outstanding.

         8. Right of First Refusal. During the term of this Agreement, prior to making any disposition of the Disclosed Shares other than pursuant to clauses
(i), (ii) or (iii) of Section 7, Codec and Stafford shall, and shall use their reasonable best efforts to cause their affiliates and associates to, give Comshare the opportunity to purchase such Disclosed Shares in the following manner:

                  a. Codec and Stafford shall give notice to Comshare in writing of such intention to sell or transfer, specifying the number of Disclosed Shares proposed to be disposed of and, in the case of a bona fide third party sale not in an open market transaction, the proposed price therefore, and the specific offer to purchase such Disclosed Shares theretofore received and then remaining open (identifying the offeror and setting forth all the terms of such offer (including, without limitation, price), (the "Notice").

                  b. Comshare shall have the right, exercisable by written notice (the "Comshare Notice") given by Comshare to Codec or Stafford, as the case may be, within ten (10) business days after receipt of all information required to be contained in the Notice, to purchase (or to cause a person designated by Comshare to purchase) all, or a part, of the Disclosed Shares specified in the Notice for (i) cash at the Price, in the case of sales made in open market transactions, or (ii) on the terms and conditions offered by the bona fide third party, in the case of sales not made in open market transactions. The "Price" shall mean the average of the closing sales price of the common stock of Comshare on The Nasdaq Stock Market for the five (5) consecutive trading days immediately preceding the date of the Comshare Notice. If the purchase price specified in Codec's Notice includes any property other than cash, Comshare shall be permitted to substitute cash therefore equal to the value (as jointly determined by a nationally recognized investment banking firm selected by each party or, in the event such firms are unable to agree, a third nationally recognized investment banking firm to be selected by them) of such other property included in such price. For this purpose:

                           (i) The parties shall use their best efforts to cause
any determination of the value of any securities included in the purchase price to be made within three (3) business days after Comshare's receipt of all information required to be contained in Codec's Notice. If the firms selected by Comshare and Codec are unable to agree upon the value of any such securities within such three (3) day period, the parties shall promptly select a third firm whose determination shall be made within an additional three-(3) day period and shall be conclusive.

                           (ii) The parties shall use their best efforts to
cause any determination of the value of property other than securities to be made within seven (7) business days after Comshare's receipt of all information required to be contained in Codec's Notice. If the firms selected by Comshare and Codec are unable to agree upon a value within such seven (7) day period, the parties shall promptly select a third firm whose determination shall be made within an additional three (3) day period and shall be conclusive.

                           (iii) The date on which Comshare must exercise its
right of first refusal shall be extended until three (3) business days after the determination of the value of property included in the purchase price.

                  c. If Comshare exercises its right of first refusal hereunder, the closing of the purchase of the Disclosed Shares with respect to which such right has been exercised shall take place within twenty (20) calendar days (or if approval of such purchase by Comshare's stockholders is required by law or pursuant to any regulatory rule or policy, within sixty (60) calendar days) after Comshare gives notice of such exercise.

                  d. If Comshare does not exercise its right of first refusal hereunder within the time specified for such exercise, Codec or Stafford, as the case may be, shall be free during the period of ninety (90) calendar days following the expiration of such time for exercise to sell the Disclosed Shares specified in such notice in the manner set forth in such notice.

         9. Certification of Ownership. Codec, Stafford and the Independent Director shall, upon request of Comshare, certify to Comshare as to the amount of shares of Comshare common stock they, and their officers, directors, managing personnel, affiliates, associates and immediate family, beneficially own.

         10. Termination. This Agreement shall terminate and Stafford and the Independent Director shall immediately tender their respective resignations from the Board if requested by the Board as a result of a majority vote, other than the vote of Stafford and the Independent Director, upon the earlier of: (i) Codec having beneficial ownership of less than five percent (5%) of the outstanding shares of common stock of Comshare; (ii) any person becoming the beneficial owner of more than 50% of Comshare's voting stock, including by way of merger, acquisition or other type of business combination, (iii) the dissolution or merger of Codec or any other transaction which results in the failure of Codec to exist as a separate legal entity; provided that this Agreement shall be binding on the party who receives the Disclosed Shares as a result of such dissolution, merger or other transaction and it shall be a condition of such dissolution, merger or other transaction that such person agree to be bound by this Agreement to the same extent as Codec, (iv) in the event of a material breach of this Agreement by Comshare or Codec, in the discretion of the non-breaching party, or (v) the written consent of Comshare and Codec. If this

Agreement has not been previously terminated as provided in the prior sentence, this Agreement shall terminate on the day following Comshare's 2003 Annual Meeting of Shareholders.

         11. Public Announcement. The parties shall promptly disclose the existence of this Agreement after its execution pursuant to a joint press release in a form mutually agreed upon by the parties hereto, however, neither party shall disclose the existence of this Agreement until the press release is issued.

         12. Material Nonpublic Information. In connection with this Agreement and Codec's ongoing relationship with Comshare, there may be instances in which material nonpublic information concerning Comshare will be divulged to Codec by Comshare, Stafford, the Independent Director or other Comshare representatives or agents. Codec, Stafford and the Independent Director expressly acknowledge that federal and state securities laws prohibit any person who is in possession of material nonpublic information about a company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Codec, Stafford and the Independent Director acknowledge that they will be subject to Comshare's insider trading and disclosure policies, as in effect from time to time, at any time while they are on the Board to the same extent as the other directors of Comshare. Codec, Stafford and the Independent Director expressly agree to maintain material nonpublic information concerning Comshare in confidence, which agreement shall be covered by Section 243.100(b)(2)(ii) of Regulation FD in instances where SEC Regulation FD applies. This Section 12 shall survive any termination of this Agreement.

         13. Remedies. Comshare, Codec, Stafford and the Independent Director acknowledge and agree that a breach or threatened breach by either party may give rise to irreparable injury inadequately compensable in damages, and accordingly each party shall be entitled to injunctive relief to prevent a breach of the provisions hereof and to enforce specifically the terms and provisions hereof in any state or federal court having jurisdiction, in addition to any other remedy to which such aggrieved party may be entitled to at law or in equity.

         14. Notices. All notice requirements and other communications shall be deemed given when delivered or on the following business day after being sent by overnight courier with a nationally recognized courier service such as Federal Express, addressed to Comshare, Codec and Stafford as follows:

         Comshare:            Mr. Dennis Ganster
                              555 Briarwood Circle
                              Ann Arbor, Michigan 48108

         With a copy to:      Thomas S. Vaughn, Esq.
                              Dykema Gossett PLLC
                              400 Renaissance Center
                              Detroit, Michigan 48243

         Codec:                     Codec Systems Limited
                                    Hyde House, Adelaide Road
                                    Dublin 2, Ireland

         With a copy to:            Ronald A. Fleming, Jr., Esq.
                                    Pillsbury Winthrop LLP
                                    One Battery Park Plaza
                                    New York, New York  10004

         Stafford:                  Anthony Stafford
                                    c/o Codec Systems Limited
                                    Hyde House, Adelaide Road
                                    Dublin 2, Ireland

         15. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties in connection therewith not referred to herein.

         16. Counterparts; Facsimile. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, and signature pages may be delivered by facsimile, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         17. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         18. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Michigan, without regard to choice of law principles that would compel the application of the laws of any other jurisdiction.

         19. Jurisdiction, Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Michigan, County of Washtenaw, or, if it has or can acquire jurisdiction, in the United States District Court for the Eastern District of Michigan, Southern Division, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

         20. Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         21. Successors and Assigns. This Agreement shall not be assignable by any of the parties to this Agreement, except the terms shall be applicable to a Replacement Director. This Agreement, however, shall be binding on successors of the parties hereto.

         22. Survival of Representations, Warranties and Agreements. All representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

         23. Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.

         24. Further Action. Each party agrees to execute any and all documents, and to do and perform any and all acts and things necessary or proper to effectuate or further evidence the terms and provisions of this Agreement.

         25. Expenses. Each party agrees to bear its own expenses in connection with the transactions contemplated hereby.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                               COMSHARE, INCORPORATED



                               By:  /s/ Dennis G. Ganster
                                    -----------------------------------------
                                    Dennis G. Ganster
                               Its: Chairman, President and Chief Executive
                                    Officer



                               CODEC SYSTEMS LIMITED



                               By:  /s/ Anthony Stafford
                                    -----------------------------------------
                               Its: Chief Executive Officer
                                    -----------------------------------------


                               /s/ Anthony Stafford
                               ----------------------------------------------
                               Anthony Stafford